                                                                   EXHIBIT 10.10

                         HFI LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                           TRIAD FINANCIAL CORPORATION

                                       AND

                            FORD MOTOR CREDIT COMPANY

                              DATED: APRIL 29, 2005

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
1. GENERAL DEFINITIONS..........................................................

   1.1      "Account Debtor"....................................................
   1.2      "Affiliate".........................................................
   1.3      "Ancillary Agreements"..............................................
   1.4      "Borrowing Base Certificate"........................................
   1.5      "Business Day"......................................................
   1.6      "Charges"...........................................................       2
   1.7      "Closing Date" .....................................................       2
   1.8      "Code"..............................................................       2
   1.9      "Collateral"........................................................       2
   1.10     "Default"...........................................................       2
   1.11     "Depository Bank"...................................................       2
   1.12     "Event of Default"..................................................       2
   1.13     "GAAP"..............................................................       2
   1.14     "HFI Accounts"......................................................       2
   1.15     "HFI Receivables"...................................................       2
   1.16     "HFI Receivables Balance"...........................................       3
   1.17     "Liabilities".......................................................       3
   1.18     "Loan"..............................................................       3
   1.19     "Note"..............................................................       3
   1.20     "Person"............................................................       3
   1.21     "Security Documents"................................................       3
   1.22     "Stock".............................................................       3
   1.23     "Subsidiary"........................................................       3
   1.24     Accounting Terms....................................................       3
   1.25     Other Terms.........................................................       4

2. LOAN: GENERAL TERMS..........................................................       4

   2.1      Facility............................................................       4
   2.2      Advances to Constitute One Loan.....................................       4
   2.3      Interest Rate.......................................................       4
   2.4      Prepayment..........................................................       5

3. PAYMENTS.....................................................................       5

   3.1      Borrower's Loan Account.............................................       5
   3.2      Payment Terms.......................................................       5
   3.3      Collection of Accounts and Payments.................................       6
   3.4      Application of Payments and Collections.............................       6
   3.5      Statements..........................................................       7

                                                                                     PAGE
                                                                                     ----
4. COLLATERAL: SECURITY INTEREST; GENERAL.......................................       7

   4.1      Security Interest...................................................       7
   4.2      Disclosure of Security..............................................       7
   4.3      Financing Statements................................................       8
   4.4      Inspection..........................................................       8
   4.5      Location of Collateral..............................................       8
   4.6      Borrowing Base Certificates: Information............................       8

5. COVENANTS AND CONTINUING AGREEMENTS..........................................       9

   5.1      [No Title]..........................................................       9
   5.2      [No Title]..........................................................       9
   5.3      [No Title]..........................................................       9
   5.4      [No Title]..........................................................       9
   5.5      [No Title]..........................................................      10
   5.6      [No Title]..........................................................      11
   5.7      Negative Covenants..................................................      11
   5.8      Payment of Charges..................................................      12

6. DEFAULT; RIGHTS AND REMEDIES ON DEFAULT......................................      12

   6.1      Default.............................................................      12
   6.2      Acceleration of the Liabilities.....................................      13
   6.3      Remedies............................................................      13
   6.4      Notice..............................................................      15

7. MISCELLANEOUS................................................................      15

   7.1      Appointment of Lender as Borrower's Lawful Attorney.................      15
   7.2      Modification of Agreement; Sale of Interest.........................      16
   7.3      Attorneys' Fees and Expenses; Lender's Out of Pocket Expenses.......      16
   7.4      No Waiver by Lender.................................................      17
   7.5      Severability........................................................      17
   7.6      Parties; Entire Agreement...........................................      17
   7.7      Conflict of Terms...................................................      18
   7.8      Waivers by Borrower.................................................      18
   7.9      Governing Law.......................................................      18
   7.10     FORUM; SERVICE OF PROCESS...........................................      18
   7.11     Notice..............................................................      18
   7.12     Delegation of Duties and Grant of Authority.........................      19
   7.13     Section Titles......................................................      20

                                LIST OF EXHIBITS

Exhibit A: Collateral Locations

                         HFI LOAN AND SECURITY AGREEMENT

            THIS HFI LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 29th day of April 2005 by and between Ford Motor Credit Company, a corporation duly organized and existing under the laws of the State of Delaware ("Lender") and Triad Financial Corporation, a corporation duly organized and existing under the laws of the State of California ("Borrower").

                                   WITNESSETH:

            WHEREAS, Lender has entered into that certain Stock Purchase Agreement dated as of December 23, 2004 (the "Stock Purchase Agreement"), with Triad Acquisition Corp., a corporation duly organized and existing under the laws of the State of Delaware ("Purchaser"), and the other parties thereto, pursuant to which Lender has sold all of the issued and outstanding capital stock of Borrower to Purchaser;

            WHEREAS, pursuant to the Stock Purchase Agreement, Lender has agreed to offer certain financing to Borrower;

            WHEREAS, Borrower desires to borrow funds from Lender, and Lender is willing to make a certain loan to Borrower upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of the Loan (as defined herein), the parties hereto hereby agree as follows:

1. GENERAL DEFINITIONS

      When used herein, the following terms shall have the following meanings:

      1.1 "ACCOUNT DEBTOR" means any Person who is or who may become obligated to Borrower under, with respect to, or on account of an HFI Account.

      1.2 "AFFILIATE" means any Person (i) which directly or indirectly owns more than 10% of the common stock or other equity interest of Borrower or which is entitled to receive 10% or more of Borrower's income; or (ii) which has more than 10% of its common stock or other equity interests owned, directly or indirectly, by Borrower, any Affiliate of Borrower as defined under part (i) hereof, or any of Borrower's directors or officers; or (iii) which is a Subsidiary.

      1.3   "ANCILLARY AGREEMENTS" means the Security Documents and the Note.

      1.4 "BORROWING BASE CERTIFICATE" means a report to be delivered to Lender by Borrower pursuant to Section 4.6 of this Agreement.

      1.5 "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan are authorized or required to close under the laws of the State of Michigan or the laws of the United States.

      1.6 "CHARGES" means all national, federal, state, county, city, municipal, and/or other governmental (including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's employees, payroll, income and/or gross receipts, (iv) Borrower's ownership and/or use of any of its assets, or (v) any other aspect of Borrower's business.

      1.7 "CLOSING DATE" shall have the meaning assigned to such term in the Stock Purchase Agreement.

      1.8 "CODE" means the Uniform Commercial Code of the State of Michigan, as the same may be amended from time to time.

      1.9 "COLLATERAL" means all of the property and interests in property described in Section 4.1 of this Agreement and all other property and interests in property which shall, from time to time, secure the Liabilities.

      1.10 "DEFAULT" means the occurrence or existence of any one or more of the events described in Section 6.1 of this Agreement.

      1.11 "DEPOSITORY BANK" has the meaning set forth in Section 3.3 of the Agreement.

      1.12 "EVENT OF DEFAULT" means any event or condition which, upon occurrence or with the passage of time, or upon the giving of notice, or both, would constitute a Default.

      1.13 "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      1.14 "HFI ACCOUNTS" means the accounts, contract rights, instruments, notes, drafts, documents, chattel paper, payment intangibles and other obligations or indebtedness owed to Borrower under or in connection with the HFI Receivables; all rights of Borrower to receive any payments in money or kind in respect of the foregoing; all guaranties of the foregoing and security therefor; all letters of credit, guarantee claims, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor; all of the right, title, and interest of Borrower in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing and insurance policies and proceeds relating thereto; and all rights of Borrower with respect to such goods and services, including, but not limited to, the rights of stoppage in transit, replevin, reclamation, and resale; and all proceeds of the foregoing, whether now owned or existing or hereafter created or acquired.

      1.15 "HFI RECEIVABLES" shall have the meaning set forth for such term in the Stock Purchase Agreement.

      1.16 "HFI RECEIVABLES BALANCE" shall have the meaning set forth for such term in the Stock Purchase Agreement.

      1.17 "LIABILITIES" means all of Borrower's liabilities, obligations and indebtedness to Lender arising under this Agreement or under any of the Ancillary Agreements, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Lender hereunder or thereunder.

      1.18  "LOAN" means the loan being made by Lender to Borrower described in
            Section 2.2 of this Agreement.

      1.19 "NOTE" means the promissory note made by Borrower to the Lender in the form of Exhibit B to the Stock Purchase Agreement and evidencing the Loan.

      1.20 "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      1.21 "SECURITY DOCUMENTS" means this Agreement and all other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral.

      1.22 "STOCK" means all shares, options, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or all of the foregoing.

      1.23 "SUBSIDIARY" means any corporation of which more than 50% of the outstanding shares of Stock which have voting power sufficient to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

      1.24 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

      1.25 OTHER TERMS. All other terms contained in this Agreement which are not otherwise defined in Section 1 or in any other section of this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein. Wherever the term "including" appears in this Agreement, such term shall be construed to mean "including, without limitation," it being the express intention of the parties hereto that any rule of limitation applicable to any listing of items in a contract is hereby rejected.

2. LOAN: GENERAL TERMS

      2.1 FACILITY. On the date hereof, Lender will loan Borrower an amount equal to eighty-seven percent (87%) of the "HFI Receivables Balance" (as defined in the Stock Purchase Agreement) (such amount, the "Initial Loan Amount"). The Loan shall be repayable as provided in Sections 3.2 and 3.4 of this Agreement, and shall be evidenced by the Note.

      2.2 ADVANCES TO CONSTITUTE ONE LOAN. All loans and advances by Lender to Borrower under this Agreement and the Ancillary Agreements shall constitute one loan (the "Loan"), and all indebtedness and obligations of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral.

      2.3 INTEREST RATE. Borrower shall pay Lender interest on the outstanding principal balance of the Liabilities at a rate equal to six percent (6%) per annum. All interest shall be computed on the basis of a year of 360 days and actual days elapsed, and shall be payable as provided in Section 3.2 of this Agreement. Upon the occurrence and during the continuance of a Default, Borrower shall pay Lender interest on the outstanding principal balance of the Liabilities at a rate equal to nine percent (9%) per annum. In no contingency or event whatsoever shall the rate of interest paid by Borrower under this Agreement or any of the Ancillary Agreements exceed the maximum amount permissible under any law which a court of competent jurisdiction shall, in a final determination and following exhaustion of all appeals, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the maximum rate permitted by any such law, (i) Lender shall apply the excess amount of interest paid by Borrower to any unpaid principal owed by Borrower to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrower, and (ii) the provisions hereof shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by Borrower which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

      2.4 PREPAYMENT. Borrower may prepay the outstanding principal amount of the Loan in whole or in part and all accrued but unpaid interest thereon up to an including the date of such prepayment on any Payment Date (as defined below) without penalty or premium. If a Change of Control (as defined in the Stock Purchase Agreement) shall occur, Borrower shall prepay the entire principal amount of the Loan, without penalty or premium, and all accrued but unpaid interest thereon up to and including the Change of Control Date (as defined in the Stock Purchase Agreement), plus all other amounts payable hereunder or under any of the Ancillary Agreements, on such Change of Control Date.

3. PAYMENTS

      3.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain a loan account ("Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances and
            (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

      3.2 PAYMENT TERMS. All of the Liabilities shall be payable to Lender at the address set forth in Section 7.11 of this Agreement. Except as otherwise provided in this Agreement in the case of acceleration of the Liabilities or mandatory prepayment:

               (a)   The initial payment on the Loan shall be due on the tenth
                     (10th) day of the second month after the month in which the Closing Date occurs, or if such day is not a Business Day, the first Business Day thereafter (the "Initial Payment Date") and shall include payment of principal and payment of interest. The amount of the initial payment of principal shall be equal to the difference between (A) the Initial Loan Amount minus (B) the product of (i) eighty-seven percent (87%) and (ii) the outstanding principal balance of the HFI Receivables as at the last day of the month immediately preceding the Initial Payment Date, as shown on the books and records of the Borrower, excluding reserves. The amount of the initial interest payment shall be equal to (C) the Initial Loan Amount, multiplied by (D) the applicable interest rate, multiplied by (E) the number of days from and including the Closing Date up to and excluding the Initial Payment Date, divided by 360.

               (b) Payments on the Loan after the Initial Payment Date shall be due on the tenth (10th) day of each month, or if such day is not a Business Day, the first Business Day thereafter (each such date, a "Payment Date") and shall include payment of principal, if any, and payment of interest. The amount of the payment of principal, if any, shall be equal to the difference (if such difference is a positive number) between (A) the outstanding principal amount of the Loan immediately prior to the applicable Payment Date minus (B) the product of (i) eighty-seven percent (87%) and (ii) the outstanding principal balance of the HFI Receivables as of the last day of the month immediately preceding such Payment Date, as shown on the books and records of the Borrower, excluding reserves; provided that if the principal amount of the Loan outstanding immediately prior to a Payment Date is less than Fifteen Million Dollars ($15,000,000), the amount of the payment of principal due upon such Payment Date shall be equal to the amount of the Loan outstanding as of such period. The amount of the payment of interest shall be equal to the (X) the amount of the Loan outstanding immediately after the preceding month's Payment Date, multiplied by (Y) the applicable interest rate, multiplied by (Z) the number of days from and including the immediately preceding Payment Date up to and excluding the current Payment Date, divided by 360. Fees, costs, expenses and similar charges provided for hereunder shall be payable on demand. All payments shall be made by wire in immediately available funds by 10:00 AM, Eastern time, on the applicable Payment Date. Payments received after 10:00 AM shall be deemed to be received on the following Business Day. Wire transfers should be sent to Lender's account no. 1000052280 at Comerica Bank, Detroit, Michigan, ABA No. 072000096, Reference: Triad, as such account may be changed from time to time pursuant to provision of notice to Triad in accordance with Section
                     7.11 hereof.

      3.3 COLLECTION OF ACCOUNTS AND PAYMENTS. So long as any Default exists and is continuing: Borrower shall establish a cash collateral account in the Borrower's name with a depository bank reasonably acceptable to Lender (the "Depository Bank") pursuant to an agreement reasonably satisfactory to Lender, to which Borrower will immediately deposit all remittances on HFI Accounts in the identical form in which such payment was made, whether by cash or check. So long as no Default or Event of Default exists and is continuing thereafter, any remaining balance in such cash collateral account shall be transferred promptly to Borrower or as Borrower shall designate.

      3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Borrower during the continuance of a Default, and Borrower agrees that Lender shall have the continuing, exclusive right to apply and reapply any and all payments and collections against the Liabilities in such manner as Lender may reasonably deem appropriate during the continuance of a Default, notwithstanding any term or provision hereof or any entry by Lender upon any of its books and records. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, custodian or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

      3.5 STATEMENTS. Until such time as Lender shall have rendered to Borrower written statements of account as provided in this Section 3.5, the balance in Borrower's Loan Account, as set forth on Lender's books, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrower. Lender may render to Borrower a statement setting forth the balance of Borrower's Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with Section 3.4 of this Agreement but shall, absent manifest errors or omissions, be presumed correct and conclusively binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Lender, Borrower shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

4. COLLATERAL: SECURITY INTEREST; GENERAL

      4.1 SECURITY INTEREST. To secure the prompt payment to Lender of the Liabilities, Borrower does hereby grant to Lender a continuing security interest in and to the following property of Borrower whether now existing or hereafter acquired, wherever now or hereafter located:

         4.1.1 All HFI Accounts;

         4.1.2 All ledger sheets, files, books and records, documents, and instruments (including, but not limited to computer programs, tapes, and related electronic data processing software) evidencing an interest in or related to the above;

         4.1.3 All of Borrower's deposit accounts (general or special) in which collections on HFI Accounts are deposited, but only to the extent of such deposited collections; and

         4.1.4 All cash or non cash proceeds of any of the foregoing, including insurance proceeds and any accession or addition to, and replacements and products of, any of the foregoing.

      4.2 DISCLOSURE OF SECURITY. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender's security interest in the Collateral.

      4.3 FINANCING STATEMENTS. At Lender's request, Borrower shall execute and/or deliver to Lender, at any time or times hereafter, all Security Documents that Lender may reasonably request, in form and substance reasonably acceptable to Lender. Borrower hereby authorizes the Lender to prepare and file one or more financing statements as necessary or appropriate to perfect the Lender's security interests in the Collateral. Upon the occurrence of a Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent in fact) to sign the name of Borrower on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect.

      4.4 INSPECTION. Lender (by any of its officers, employees and/or agents) shall have the right to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

      4.5 LOCATION OF COLLATERAL. Borrower's chief executive office, principal place of business and all other offices and locations of the Collateral (other than items in process of collection after deposit in the Depository Bank) and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on EXHIBIT A attached hereto and made a part hereof. Borrower shall not remove its books and records or the Collateral from any such locations and shall not open any new offices in any new state or county or relocate any of its books and records or the Collateral in any new state or county except that such removal, opening or relocation may be made to a place within the Continental United States of America with at least thirty (30) days' prior written notice thereof to Lender.

      4.6 BORROWING BASE CERTIFICATES: INFORMATION. Borrower shall keep accurate and complete records of its HFI Accounts and Borrower shall deliver to Lender a Borrowing Base Certificate setting forth the calculations pursuant to Section 3 hereof, signed by an officer of Borrower and delivered to Lender on or before the payment date in the applicable monthly period. Borrower shall also deliver to Lender, promptly following demand, such other information relating to the status of then-existing HFI Accounts as Lender shall reasonably request.

5. COVENANTS AND CONTINUING AGREEMENTS

         Borrower covenants that it will:

      5.1 As soon as available, but not later than twenty-five (25) days after the end of each month, furnish the Lender a detailed aging of all HFI Accounts;

      5.2 At its sole cost and expense, use commercially reasonable efforts to keep and maintain insurance against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by others in similar businesses (provided that the foregoing shall in no event require Borrower to procure or maintain any insurance in excess of that presently maintained by Borrower).

      5.3 Promptly upon Borrower's learning thereof, inform Lender, in writing, of (i) any material delay in Borrower's performance of any of its obligations to any Account Debtor and of any written assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted (including all credits issued for returned or repossessed inventory) and/or other monies advanced by Borrower to any Account Debtor, in each case, only as would be reasonably expected to have a materially adverse effect on the ability of Borrower to pay principal and interest on the Loan and (ii) all adverse written information relating to the financial or other condition of any Account Debtor, in each case, only as would be reasonably expected to have a materially adverse effect on the ability of Borrower to pay principal and interest on the Loan;

      5.4 Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with GAAP):

               (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual audited financial statements reported on by independent certified public accountants selected by the Borrower and reasonably acceptable to Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP and a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with GAAP and whether or not he has knowledge of the occurrence of any Event of Default or Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

               (b)   as soon as available and in any event within forty-five
                     (45) days after the end of each fiscal quarter other than the last fiscal quarter of Borrower's fiscal year, an income statement and balance sheet of the Borrower for such quarterly period and for the year to date, in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous year (provided that no information need be provided with respect to periods ending on or prior to December 31, 2004), and reflecting all adjustments necessary to fairly present the results of operations for such periods and certified by the chief financial officer of the Borrower and accompanied by a certificate of said officer stating (i) that such financial statements have been prepared on a consistent basis and reflect all adjustments (other than normal year-end and audit adjustments) necessary to fairly present the results of operations for such periods, and (ii) whether or not he has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

               (c) as promptly as practicable and in any event not later than five business days after an officer of the Borrower obtains knowledge of the occurrence of any event which constitutes a Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event; and

               (d) such other data and information (financial and other) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's and/or any Subsidiary's financial condition and/or results of operations, including, but not limited to, an aged trial balance of all of Borrower's HFI Accounts existing as of the date of the most recent Borrowing Base Certificate as of the date of the request.

      5.5 Manage, service, administer, and make collections on the HFI Accounts with reasonable care and diligence, in accordance with applicable laws, rules and regulations, and in accordance with the Borrower's existing practices and procedures or such new practices and procedures as are not materially less prudent than those presently utilized by Borrower. The Borrower shall take such steps in the ordinary course of business consistent with past practice as are reasonably necessary to maintain perfection of the security interest created to secure each HFI Account and the related financed vehicle, including without limitation, taking such steps as are reasonably necessary to maintain the Borrower as the noted lien holder on each certificate of title relating to each such financed vehicle in all states where such notation is a means of perfection. The Borrower shall use reasonable efforts, in accordance with its existing collection practices and guidelines and prudent servicing procedures to repossess or otherwise convert the ownership of a finance vehicle securing any HFI account as to which the Borrower shall have determined eventual payment in full is unlikely in accordance with its customary policies and practices; and

      5.6 Use commercially reasonable efforts to comply in all material respects with all applicable laws, rules, regulations, and orders unless contested in good faith and by appropriate proceedings, and, if required by GAAP, with respect to which a reserve adequate under GAAP has been established.

      5.7   NEGATIVE COVENANTS. Borrower covenants that it will not:

         5.7.1 Declare or pay dividends or make distributions upon any of Borrower's Stock, or make any loans, advances and/or extensions of credit to any Affiliate (other than reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business), either (i) where such dividends, distributions, loans, advances and/or extensions of credit would reasonably be expected to materially and adversely affect the repayment of the Liabilities or (ii) when a Default has occurred and is continuing;

         5.7.2 Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's Stock, or make any material change in Borrower's capital structure, either (i) where such action would reasonably be expected to materially and adversely affect the repayment of the Liabilities or (ii) when a Default has occurred and is continuing;

         5.7.3 Enter into, or be a party to, any transaction with any Affiliate or stockholder of Borrower, except upon fair and reasonable terms which are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower, either (i) where any such transaction would reasonably be expected to materially and adversely affect the repayment of the Liabilities or (ii) when a Default has occurred and is continuing;

         5.7.4 Enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Liabilities;

         5.7.5 Pledge, mortgage, grant a security interest in, encumber, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of the Collateral;

         5.7.6 Change its name, legal structure or identity (including by means of merger, consolidation or conversion) or add any new fictitious name without first providing Lender with ten (10) Business Days' prior written notice of such action; and

         5.7.7 Change or relocate its chief executive office or principal place of business without first providing Lender with ten (10) Business Days' prior written notice of such action.

      5.8 PAYMENT OF CHARGES. Borrower shall pay promptly when due all of the Charges; provided that no such Charge need be paid if it is being contested in good faith by appropriate proceedings for which an adequate reserve (in the reasonable discretion of Borrower), if required by GAAP, has been established.

6. DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      6.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a Default:

         6.1.1 Borrower fails to pay any of the Liabilities when due and payable and such default continues for a period of ten (10) Business Days, or Borrower is in payment default on, or a default giving rise to the accelerated repayment of, the applicable indebtedness contemplated by Section 5.06 of the Stock Purchase Agreement or any replacement facility;

         6.1.2 Borrower materially breaches any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by Borrower and the same is not cured to Lender's reasonable satisfaction within ten (10) Business Days after Lender gives Borrower written notice identifying such default; or

         6.1.3 A default shall occur and be continuing after the expiration of all applicable cure periods under any document, instrument or agreement evidencing or relating to any indebtedness contemplated by Section 5.06 of the Stock Purchase Agreement or any replacement facility; or

         6.1.4 Any financial statement, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect, or information underlying the HFI Receivables Balance is not true and correct in any material respect, and the same is not corrected within thirty
               (30) days after Lender serves Borrower written notice of such;

         6.1.5 All or a material portion of the Collateral is attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any of Borrower's other assets and the same is not dismissed within thirty (30) days after the application therefor; or

         6.1.6 An application is made by Borrower for the appointment of a receiver, trustee or custodian for the Collateral or any of Borrower's other assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by Borrower; Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower for its dissolution, liquidation, or termination; or

         6.1.7 A petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Borrower and is not dismissed within thirty (30) days after filing; or any case or proceeding is filed against Borrower for its dissolution, liquidation or termination and such case and proceeding is not dismissed within thirty (30) days; or

         6.1.8 Except as permitted in Section 5.8 of this Agreement, a notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon any substantial portion of Borrower's assets and such lien or encumbrance is not released within thirty (30) days after its creation; or

         6.1.9 Judgment is rendered against Borrower for an amount in excess of Ten Million Dollars ($10,000,000) and Borrower fails either to pay such judgment within thirty (30) days of the date due, to commence appropriate proceedings to appeal such judgment within the applicable appeal period or, after such appeal is filed, Borrower fails to diligently prosecute such appeal or such appeal is denied.

      6.2 ACCELERATION OF THE LIABILITIES. Upon and after the occurrence and during the continuance of a Default under any provision of Section
            6.1 other than Section 6.1.3, all of the Liabilities may, at the option of Lender upon written notice to the Borrower, and without demand or legal process of any kind, be declared, and immediately shall become, due and payable.

      6.3 REMEDIES. Upon the giving of notice by Lender under Section 6.2 hereof, Lender shall have the following rights and remedies (provided that the Lender shall use reasonable efforts to notify Borrower prior to the exercise of such rights and remedies):

         6.3.1 All of the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in all of the Ancillary Agreements;

         6.3.2 The right to (i) peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower (if Borrower owns the place or places where the Collateral is kept), through self help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

         6.3.3 The right to (i) open Borrower's mail for the purpose of collecting, and collect any and all amounts due to Borrower from Account Debtors, (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and (iii) direct such Account Debtors to make all payments due from them to Borrower upon the Accounts directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent, and Borrower hereby agrees that any such notice, in Lender's sole and absolute discretion, may be sent on Lender's stationery, in which event, at Lender's request Borrower shall co sign such notice with Lender; provided, however, that Borrower's failure or refusal to so co sign such notice shall have no effect on the validity of such notice;

         6.3.4 The right to sell or to otherwise dispose of all or any Collateral in its then condition, at public or private sale or sales, with such notice as provided in Section 6.4 of this Agreement, in lots or in bulk, for cash or on credit, all as Lender, in its sole and absolute discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegal fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

      6.4 NOTICE. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, which is deposited in the United States mail, postage prepaid and duly addressed to Borrower, at the address set forth in
            Section 7.11 of this Agreement, ten (10)) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

7. MISCELLANEOUS

      7.1 APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY. Borrower, irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in fact) and Lender or Lender's agent, may, without notice to Borrower:

         7.1.1 At any time after the occurrence and during the continuance of any Default under Section 6.1 other than Section 6.1.3, in Borrower's or Lender's name but in accordance with all requirements of law and the terms of any Loan or installment sale agreement with the applicable Account Debtor:

               (a)   demand payment of the HFI Accounts;

               (b) enforce payment of the HFI Accounts, by legal proceedings or otherwise;

               (c) exercise all of Borrower's rights and remedies with respect to the collection of the HFI Accounts;

               (d)   settle, adjust, compromise, extend or renew the HFI
                     Accounts;

               (e) settle, adjust or compromise any legal proceedings brought to collect the HFI Accounts;

               (f) if permitted by applicable law, sell or assign the HFI Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable;

               (g)   discharge and release the HFI Accounts;

               (h) take control, in any manner, of any item of payment or proceeds of any of the Collateral;

               (i) prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor;

               (j) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the HFI Accounts;

               (k) do all acts and things necessary, in Lender's reasonable discretion, to fulfill Borrower's obligations under this Agreement;

               (l) endorse by writing or stamp the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the HFI Accounts; and

               (m) use for purposes of satisfying the Liabilities the information recorded on or contained in any data processing equipment and computer hardware and software relating to the HFI Accounts to which Borrower has access; and

               (n) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to Borrower.

      7.2 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Neither party may sell, assign or transfer this Agreement or any portion hereof or thereof, except that Lender may assign its rights and remedies hereunder to an Affiliate of Lender.

      7.3 ATTORNEYS' FEES AND EXPENSES; LENDER'S OUT OF POCKET EXPENSES. If, at any time or times, subsequent to the date hereof, and regardless of the existence of a Default or an Event of Default, Lender employs counsel for advice or other representation and incurs reasonable legal and/or other costs and expenses in connection with:

               (a) Any amendment or modification of this Agreement or the Ancillary Agreements;

               (b) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or the Ancillary Agreements; or

               (c) Any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;

               then, in any of the foregoing events, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender arising out of any of the events or actions described in this Section 7.3 shall be payable, on written demand, by Borrower to Lender and shall be additional Liabilities hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include paralegals' fees, costs and expenses; accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

      7.4 NO WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default by Borrower under this Agreement or the Ancillary Agreements shall not suspend, constitute a waiver of or affect any other Default by Borrower under this Agreement or Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties and covenants of Borrower contained in this Agreement or the Ancillary Agreements and no Default by the Borrower under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

      7.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      7.6 PARTIES; ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the successors and permitted assigns of Borrower and Lender. Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor in possession of or for Borrower. Nothing contained in this Section 7.6 shall be deemed to modify Section 7.2 of this Agreement. This Agreement is the complete statement of the agreement by and between Borrower and the Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

      7.7 CONFLICT OF TERMS. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

      7.8 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, payment intangibles, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable in connection with this Agreement or the Collateral; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

      7.9 GOVERNING LAW. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provision) of the State of Michigan.

      7.10 FORUM; SERVICE OF PROCESS. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN WAYNE COUNTY, MICHIGAN. BORROWER WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING CONTAINED IN THIS SECTION 7.10 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      7.11 NOTICE. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, certified or registered mail, addressed to the party to be notified as follows:

         7.11.1 If to Lender, at:

                Ford Motor Credit Company
                One American Road
                Dearborn, MI 48126
                Attention: General Counsel
                Telefax: (313) 390-3212

                with a copy to:

                Dykema Gossett PLLC
                400 Renaissance Center
                Detroit, Michigan  48243-1668
                Attention: Aleksandra A. Miziolek
                Telefax: (313) 568-6832

         7.11.2 If to Borrower, at

                Triad Financial Corporation
                7711 Center Avenue, Suite 100
                Huntington Beach, California  92647
                Attention: ___________________________________
                Telefax: _____________________________________

                with a copy to:

                Hunters Glen Ltd.
                200 Crescent Court, STE 1350
                Dallas, Texas 75201
                Attention: Carl Webb
                Telefax: (214) 871-5199

         or to such other address as each party may designate for itself by like notice.

      7.12 DELEGATION OF DUTIES AND GRANT OF AUTHORITY. Lender may perform any of its duties under this Agreement or under the Ancillary Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. In such capacity, such agent or attorney-in-fact shall have the right to undertake, exercise and enforce, on behalf of Lender, all duties, rights, demands and acts of discretion of Lender provided for in, or in any way related to, this Agreement or the Ancillary Agreements and to receive all payments, notices and requests from Borrower on behalf of and for the account of Lender that are provided for in, or in any way related to, this Agreement or the Ancillary Agreements to "Lender" shall be deemed to mean a reference to such agent or attorney in fact, as agent for Lender, as well as a reference to Lender.

      7.13 SECTION TITLES. The section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                             TRIAD FINANCIAL CORPORATION

ATTEST:                                      By: /s/ Michael Wilhelms
                                             Its: Senior Vice President, Chief
                                                  Financial Officer

/s/ Deborah Glasser
Secretary

                                             FORD MOTOR CREDIT COMPANY

                                             By: /s/ Malcolm Sutherland
                                             Its: Director, Business Development

                                    EXHIBIT A

Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, CA 92647

Triad Financial Corporation
5201 Rufe Snow Drive, Suite 400
North Richland Hills, TX 76180

FDI Consulting, Inc.
1610 Arden Way, Suite 145
Sacramento, CA 95815

Iron Mountain
958 Midway Place
Cerritos, CA 90703